Exhibit 10.3

FIRST AMENDMENT TO NIRUP KRISHNAMURTHY EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into on June 14, 2021, by and between Nirup Krishnamurthy (“Employee”) and MEDICINE MAN TECHNOLOGIES, INC. (“MMT”) DBA SCHWAZZE (each of the foregoing referred to individually as “Party” or collectively as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have previously entered into the Employment Agreement on or about March 1, 2020;

1.       Section 3. of the Employment Agreement titled “COMPENSATION,” subsection a., is hereby amended and restated in its entirety as follows:

“Employer agrees to pay to the Employee during the Term of this Agreement, a base gross salary of $300,000 per annum (“Base Salary”), payable in equal installments on a bi-weekly basis, due and payable on those days of the month where Employer customarily makes salary payments to its other employees. The Employee shall be entitled to receive catch up payments on the first payroll date in each of June, 2021, July 2021, and August 2021 equal to one third of any and all unpaid Base Salary for the months of January, 2021, February 2021, March 2021 and April 2021. Employer shall be responsible for deduction from each salary payment tendered to Employee herein all applicable withholding and other employment taxes imposed by state and federal tax regulations. The Employer may periodically increase Employee’s annual Base Salary at its sole discretion.”

2.       Section 3. of the Employment Agreement titled “COMPENSATION,” subsection g., is hereby amended, in part, as follows:

Delete “until”;

3.        Section 3. of the Employment Agreement titled “COMPENSATION” subsection h., is hereby added as follows:

On or about June 14, 2021, the Board established a new 2021 Bonus Plan (the “Bonus Plan”), which applies to the Employee. Under the Bonus Plan, Employee may earn a target cash bonus of up to 100% of their base salary adjusted or otherwise. The bonus plan is attached as Exhibit A to this First Amendment.

IN WITNESS WHEREOF, the Parties have executed this First Amendment on the date set forth above.

MEDICINE MAN TECHNOLOGIES, INC.		Nirup Krishnamurthy
By:	/s/ Justin Dye	By:	/s/ Nirup Krishnamurthy__________
Name:	Justin Dye	Name:	Nirup Krishnamurthy
Title:	Chief Executive Officer	Title:	Employee
Address:	4880 Havana St. Suite 201, Denver CO 80239
Email:	Justin@schwazze.com
Phone:	(303) 371-0387

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Exhibit A

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